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                                                                     EXHIBIT 16

July 11, 1996

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

  We have read and agree with the comments in the second paragraph of the "Experts" section of the Registration Statement No. 333-04279 on Form S-1 of IHF Capital, Inc. (to be renamed ICON Fitness Corporation), and have the following comment: we do not have full knowledge of all consultations and discussions between Price Waterhouse LLP and the Company.

Yours truly,

Deloitte & Touche LLP